UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a‑12

Establishment Labs Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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ESTABLISHMENT LABS HOLDINGS INC.
SUPPLEMENT TO PROXY STATEMENT
FOR 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be held at 1:00 p.m., Eastern Time, on Friday, May 23, 2025
This proxy statement supplement, dated May 21, 2025 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Establishment Labs Holdings Inc. (the “Company”), dated April 10, 2025 (the “Proxy Statement”), for the Company’s Annual Meeting of Shareholders to be held on May 23, 2025 (the “Annual Meeting”).
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Explanatory Note
On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum LLP (“Marcum”). Following from that acquisition, on May 20, 2025, Marcum informed Establishment Labs Holdings Inc. (“Company”) that Marcum resigned as the Company’s independent registered public accounting firm, and on the same date, the Company, with the approval of the Audit Committee of the Company’s Board of Directors, engaged CBIZ as the Company’s independent registered public accounting firm.

The Proxy Statement requested a vote for “CBIZ, Inc. (formerly Marcum)”. Given the resignation and appointment, as described above, this supplement now requests a vote for CBIZ. Any previously submitted votes for “CBIZ, Inc. (formerly Marcum)” will be treated as a vote for CBIZ.

Voting Matters
Please note that any proxy or voting instructions you have submitted for the Annual Meeting is still valid and will be used to vote your shares at the Annual Meeting. If you have already submitted your vote, you do not need to take any further action unless you intend to change or revoke your previous proxy or voting instructions. Information on how to vote your shares and how to change your vote or revoke your proxy or voting instructions is contained in the Proxy Statement. The Company urges shareholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.